(1)           This statement is being filed by The Goldman Sachs Group, Inc. ("GS Group"); Goldman, Sachs & Co. ("Goldman Sachs"); GS Capital Partners V Offshore Fund, L.P. ("GSCP V Offshore"); GSCP V Offshore Knight Holdings, L.P. ("Offshore Knight V"); GSCP V Germany Knight Holdings, L.P. ("GSCP V Germany"); GS Capital Partners VI Offshore Fund, L.P. ("GSCP VI Offshore"); GSCP VI Offshore Knight Holdings, L.P. ("Offshore Knight VI"); GSCP VI Germany Knight Holdings, L.P. ("GSCP VI Germany"); GS International Infrastructure Partners I, L.P. ("GS International Infrastructure"); GS Infrastructure Knight Holdings, L.P. ("GS Infrastructure Knight"); GSCP KMI Investors Offshore, L.P. ("KMI Investors Offshore"); GS Capital Partners V Institutional, L.P. ("GS Institutional"); GS Capital Partners V Fund, L.P. ("GS Capital V"); GS Capital Partners VI Parallel, L.P. ("GSCP Parallel"); GS Capital Partners VI Fund, L.P. ("GS Capital VI"); GS Global Infrastructure Partners I, L.P. ("GSG Infrastructure"); GS Institutional Infrastructure Partners I, L.P. ("GSI Infrastructure"); GSCP KMI Investors, L.P. ("GSCP KMI Investors"); Goldman Sachs KMI Investors, L.P. ("GS KMI Investors" and together with GSCP V Offshore, Offshore Knight V, GSCP V Germany, GSCP VI Offshore, Offshore Knight VI, GSCP VI Germany, GS International Infrastructure, GS Infrastructure Knight, KMI Investors Offshore, GS Institutional, GS Capital V, GSCP Parallel, GS Capital VI, GSG Infrastructure, GSI Infrastructure and GSCP KMI Investors, the "Limited Partnerships"); GSCP V Offshore Advisors, L.L.C. ("GSCP V Offshore Advisor"); GS Advisors V, L.L.C. ("GS V Advisor"); GSCP VI Offshore Advisors, L.L.C. ("GSCP VI Offshore Advisor"); GS Advisors VI, L.L.C. ("GS VI Advisor"); GS Infrastructure Advisors 2006, L.L.C. ("GS Infrastructure 2006"); GSCP KMI Advisors, L.L.C. ("GSCP KMI Advisors"); GSCP V Advisors, L.L.C. ("GSCP V Advisor"); GSCP VI Advisors, L.L.C. ("GSCP VI Advisor"); GS KMI Advisors, L.L.C. ("GS KMI Advisors"); GS Capital Partners V GmbH & Co. KG ("GS V Germany"); GSCP V GMBH Knight Holdings ("GSCP V GMBH"); GS Capital Partners VI GmbH & Co. KG ("GS VI Germany"); Goldman, Sachs Management GP GmbH ("GS GmbH"); GSCP VI GMBH Knight Holdings ("GSCP VI GMBH"); and GSCP KMI Offshore Advisors, Inc. ("KMI Offshore Advisors" and together with the foregoing entities, the "Reporting Persons"). Due to the electronic system's limitation of 10 Reporting Persons per joint filing, this statement is being filed in four forms.

(2)           The Reporting Persons hold Series A-1 and Series A-2 shares of Class A Common Stock (“Class A Shares”). A holder of Class A Shares may, from time to time prior to May 31, 2015, elect to convert some, or all, of its Class A Shares in order to sell the resulting shares of the Issuer’s Class P Common Stock (“Common Shares”) to a third party or to make a distribution of such resulting Common Shares to its investors or partners. As certain thresholds are met through holders of Class A Shares receiving additional value in the future from their ownership of the Class A Shares, either via distributions paid by the Issuer on such Class A Shares or future sales or distributions to its investors or partners of Common Shares received upon conversion of their Class A Shares, the holders of the Issuer’s Series B-1 or Series B-2 (as applicable) Class B Common Stock (“Class B Shares”) and Series C-1 or Series C-2 (as applicable) Class C Common Stock (“Class C Shares”) will convert or be entitled to convert a portion of their Class B Shares and Class C Shares into Common Shares, and the Class A Shares will have their conversion ratio reduced in proportion to the amount of Common Shares that the Class B Shares and Class C Shares receive upon conversion. The total number of Common Shares that the Class A Shares, Class B Shares and Class C Shares may receive in the aggregate is fixed. The formula for the conversion of Class A Shares, Class B Shares and Class C Shares into Common Shares, as well as the terms and conditions of such conversions, are specified in Article Fourth of the Issuer’s Certificate of Incorporation, filed as Exhibit 3.1 to the Issuer’s Form 10-Q, filed with the Securities and Exchange Commission on May 6, 2011.

Pursuant to the final prospectus supplement filed by the Issuer on August 9, 2012 and an underwriting agreement, dated August 9, 2012 (the “Underwriting Agreement”), by and among Barclays Capital Inc. and Deutsche Bank Securities Inc. (the “Underwriters”), the Issuer, and the selling stockholders named in Schedule II thereto (the “Selling Stockholders”), the Underwriters agreed to purchase from the Selling Stockholders and the Selling Stockholders agreed to sell to the Underwriters an aggregate of 58,000,000 shares of Common Shares, which was consummated on August 15, 2012.  In addition, pursuant to the Underwriting Agreement, the Underwriters were granted a 30-day option to purchase up to 8,700,000 additional shares of Common Shares from the Selling Stockholders (the “Option”).  On September 7, 2012, the Underwriters elected to exercise their Option.  In connection with the Underwriters’ exercise of their Option, each Reporting Person submitted its notice of conversion to the Issuer on September 10, 2012.  On September 12, 2012, the Underwriters closed on the sale of securities with respect to their Option, pursuant to which each Reporting Person converted the following Class A Shares into Common Shares and sold such Common Shares pursuant to the Underwriters’ exercise of their Option:

Offshore Knight V converted 373,787 shares of Series A-1 Class A Shares into 305,355 shares of Common Shares that were sold pursuant to the Underwriters’ exercise of their Option;

GSCP V Germany converted 28,689 shares of Series A-1 Class A Shares into 23,436 shares of Common Shares that were sold pursuant to the Underwriters’ exercise of their Option;

Offshore Knight VI converted 584,709 shares of Series A-1 Class A Shares into 477,662 shares of Common Shares that were sold pursuant to the Underwriters’ exercise of their Option;

GSCP VI Germany converted 24,984 shares of Series A-1 Class A Shares into 20,410 shares of Common Shares that were sold pursuant to the Underwriters’ exercise of their Option;

GS Infrastructure Knight converted 857,956 shares of Series A-2 Class A Shares into 700,239 shares of Common Shares that were sold pursuant to the Underwriters’ exercise of their Option;

KMI Investors Offshore converted 150,085 shares of Series A-1 Class A Shares into 122,608 shares of Common Shares that were sold pursuant to the Underwriters’ exercise of their Option;

GS Institutional converted 248,136 shares of Series A-1 Class A Shares into 202,708 shares of Common Shares that were sold pursuant to the Underwriters’ exercise of their Option;

GS Capital V converted 723,610 shares of Series A-1 Class A Shares into 591,134 shares of Common Shares that were sold pursuant to the Underwriters’ exercise of their Option;

GSCP Parallel converted 193,306 shares of Series A-1 Class A Shares into 157,916 shares of Common Shares that were sold pursuant to the Underwriters’ exercise of their Option;

GS Capital VI converted 702,974 shares of Series A-1 Class A Shares into 574,275 shares of Common Shares that were sold pursuant to the Underwriters’ exercise of their Option;

GSG Infrastructure converted 302,749 shares of Series A-2 Class A Shares into 247,096 shares of Common Shares that were sold pursuant to the Underwriters’ exercise of their Option;

GSI Infrastructure converted 32,344 shares of Series A-2 Class A Shares into 26,398 shares of Common Shares that were sold pursuant to the Underwriters’ exercise of their Option;

GSCP KMI Investors converted 1,036,566 shares of Series A-1 Class A Shares into 846,794 shares of Common Shares that were sold pursuant to the Underwriters’ exercise of their Option; and

GS KMI Investors converted 752,985 shares of Series A-1 Class A Shares into 615,131 shares of Common Shares that were sold pursuant to the Underwriters’ exercise of their Option.

(3)           As of September 12, 2012, Goldman Sachs beneficially owns directly, and GS Group may be deemed to beneficially own indirectly, 238,416 Common Shares. Goldman Sachs and GS Group may be deemed to beneficially own indirectly, in the aggregate, 41,186,871 shares of Series A-1 Class A Shares and 10,172,844 shares of Series A-2 Class A Shares through the Limited Partnerships. Affiliates of GS Group and Goldman Sachs are the general partner, managing limited partner or managing partner of the Limited Partnerships. Goldman Sachs serves as the investment manager of certain of the Limited Partnerships and is a wholly-owned subsidiary of GS Group. In addition, as of September 12, 2012, Goldman Sachs holds open short positions of 74,449 Common Shares.  Additionally, Goldman Sachs may be deemed to indirectly hold open short positions of 221 shares of Common Stock through Goldman Sachs’ open short positions of depositary receipts of Utilities HOLDRs Trust, which holds shares of several issuers, one of which is the Issuer.

Offshore Knight V beneficially owns directly 3,194,117 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by Offshore Knight V's general partner, GSCP V Offshore, and by GSCP V Offshore's general partner, GSCP V Offshore Advisor.

GSCP V Germany beneficially owns directly 245,154 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by GSCP V Germany's general partner, GSCP V GMBH, by GSCP V GMBH's sole stockholder, GS V Germany, and by GS V Germany's general partner, GS GmbH.

Offshore Knight VI beneficially owns directly 4,996,508 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by Offshore Knight VI's general partner, GSCP VI Offshore, and by GSCP VI Offshore's general partner, GSCP VI Offshore Advisor.

GSCP VI Germany beneficially owns directly 213,492 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by GSCP VI Germany's general partner, GSCP VI GMBH, and by GSCP VI GMBH's sole stockholder, GS VI Germany, and by GS VI Germany's general partner, GS GmbH.

GS Infrastructure Knight beneficially owns directly 7,315,582 shares of Series A-2 Class A Shares, which may be deemed to be beneficially owned indirectly by GS Infrastructure Knight's general partner, GS International Infrastructure, and by GS International Infrastructure's general partner, GS Infrastructure 2006.

KMI Investors Offshore beneficially owns directly 1,282,528 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner KMI Offshore Advisors.

GS Institutional beneficially owns directly 2,120,393 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GS V Advisor.

GS Capital V beneficially owns directly 6,183,458 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GSCP V Advisor.

GSCP Parallel beneficially owns directly 1,651,855 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GS VI Advisor.

GS Capital VI beneficially owns directly 6,007,116 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GSCP VI Advisor.

GSG Infrastructure beneficially owns directly 2,581,480 shares of Series A-2 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GS Infrastructure 2006.

GSI Infrastructure beneficially owns directly 275,782 shares of Series A-2 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GS Infrastructure 2006.

GSCP KMI Investors beneficially owns directly 8,857,762 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GSCP KMI Advisors.

GS KMI Investors beneficially owns directly 6,434,488 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GS KMI Advisors.

(4)           As previously reported, in connection with the merger of El Paso Corporation ("EP") into a subsidiary of the Issuer (the "Merger"), Goldman Sachs acquired Common Shares, Warrants of the Issuer and additional derivative securities in exchange for shares of EP common stock and EP derivative securities that Goldman Sachs held prior to the Merger.  Without admitting any legal obligation, Goldman Sachs or another wholly-owned subsidiary of GS Group has remitted appropriate profits to the Issuer.

(5)            The Reporting Persons disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein, if any, and this report shall not be deemed an admission that any such entity is the beneficial owner of, or has pecuniary interest in, such securities for purposes of Section 16 of the of the Securities Exchange Act of 1934, as amended, or for any other purpose.